UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2025

PASITHEA THERAPEUTICS CORP.
(Exact Name of registrant as Specified in its Charter)

Delaware	001-40804	85-1591963
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

(Address of Principal Executive Offices) (Zip Code)

(786) 977-3380

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2025, Pasithea Therapeutics Corp. (the “Company”) agreed to sell to investors an aggregate of (i) 14,846,665 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) 65,153,335 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 65,153,335 shares of Common Stock (the “Pre-Funded Warrant Shares”) in a best efforts public offering (the “Offering”). Certain of the investors purchased their Shares and Pre-Funded Warrants pursuant to a securities purchase agreement dated November 28, 2025 by and among the Company and such investors (the “Purchase Agreement”).

Certain Company insiders, including the Company’s Chief Executive Officer, Chief Financial Officer and certain members of the Company’s board of directors, participated in the Offering. These Company insiders purchased an aggregate of 400,000 Shares, for an aggregate purchase price of approximately $300,000. The purchase price per Share for these Company insiders was the same as paid by other investors in the Offering.

The public offering price for each Share was $0.75, and the public offering price for each Pre-Funded Warrant was $0.749. The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately and will expire when exercised in full.

The net proceeds of the Offering, after deducting the placement agent fees and estimated offering expenses payable by the Company, were approximately $54.9 million. The aggregate gross proceeds from the Offering were approximately $60.0 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, which includes, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to its technologies, licensing activities related to its current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital. The Offering closed on December 1, 2025.

Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for 90 days after the closing date of the Offering, subject to certain exceptions set forth therein. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions set forth therein.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Subject to certain beneficial ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering, pursuant to an engagement letter, dated as of March 17, 2025, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering. In addition, the Company issued to Wainwright or its designees, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 4,000,000 shares of Common Stock (the “Placement Agent Warrant Shares”) at an exercise price equal to $0.9375 per share. The Placement Agent Warrants will be exercisable beginning on the first date after the issuance of such Placement Agent Warrants on which the Company has a sufficient number of authorized but unissued shares of Common Stock under its Second Amended and Restated Certificate of Incorporation, as amended, to issue all shares issuable upon exercise of such Placement Agent Warrants. The Placement Agent Warrants will expire five years from the commencement of sales under the Offering.

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1, as amended (including the prospectus forming a part of such Registration Statement), originally filed on November 18, 2025 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (File No. 333-291611), and declared effective by the SEC on November 28, 2025.

Neither the offer and sale of the Placement Agent Warrants nor the offer and sale of the Placement Agent Warrant Shares are registered under the Securities Act. The Placement Agent Warrants and the Placement Agent Warrant Shares were offered in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The foregoing description of the material terms of the Purchase Agreement, the Pre-Funded Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Placement Agent Warrants and the Placement Agent Warrant Shares contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 28, 2025, the Company issued a press release announcing the pricing of the Offering. On December 2, 2025, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1 (File No. 333-291611), filed on November 18, 2025).
4.2	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.15 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-291611), filed on November 26, 2025).
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-291611), filed on November 26, 2025).
99.1	Press Release, dated November 28, 2025, announcing the pricing of the Offering.
99.2	Press Release, dated December 2, 2025, announcing the closing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pasithea Therapeutics Corp.

	By:	/s/ Tiago Reis Marques
	Name:	Dr. Tiago Reis Marques
	Title:	Chief Executive Officer

Date: December 2, 2025

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